PRESS RELEASE

ASPEN INSURANCE SENIOR MANAGEMENT TRANSITION

HAMILTON, Bermuda - April 22, 2015 - Aspen Insurance Holdings Limited (“Aspen”) (NYSE:AHL) is announcing today a senior management transition in its insurance segment, Aspen Insurance.

Rupert Villers, Chairman of Aspen Insurance and President of Aspen International Insurance, has decided to step down from the Company at the end of October 2015. He will remain President of International Insurance until the end of July and will continue to serve as Chairman of Aspen Insurance until his departure.

Rupert commented: “I am very pleased with everything that my team and I have achieved during my tenure at Aspen Insurance. The business is well positioned in a new and exciting stage of its development and I wish Mario Vitale, our Insurance Chief Executive, every success as it moves forward under his leadership. I am happy to be leaving Aspen on an extended timetable as this will allow for a smooth transition of the various aspects of my role.”

Chris O’Kane, Aspen’s Group Chief Executive Officer, said: “Rupert has done an outstanding job in building our Insurance franchise and driving forward our Insurance strategy. He has also made a significant contribution to our executive management capabilities and I would like to thank him sincerely for everything that he has done for Aspen during his time with the Company.”

Mario Vitale, Chief Executive of Aspen Insurance, added: “I would like to add my thanks to Rupert for his valuable advice and wise counsel as we worked closely together to grow our Insurance business over the last few years.”

Aspen also announced today that Ann Haugh will assume the role of President of International Insurance at the end of July in addition to her responsibilities as global Chief Operating Officer of Aspen Insurance.

Mario Vitale commented: “Ann has made a significant contribution since she joined Aspen Insurance almost 18 months ago and she is ideally qualified to lead our International business. Her breadth of experience and expertise will be invaluable as we take the business forward to the next stage of its development.”

- ENDS -

NOTES TO EDITORS:

Ann Haugh joined Aspen Insurance in November 2013, prior to which she was the Group Chief of Staff for Zurich Insurance Group in Switzerland where she had group responsibility for strategy, human resources, marketing and communications. Before this, Ann was Chief Executive Officer of Zurich's Global Corporate business in the UK following a tenure as Chief Operating Officer for Zurich's entire Global Corporate operation.

About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Bermuda, France, Germany, Ireland, Singapore, Switzerland, the United Kingdom and the United States. For the year ended December 31, 2014, Aspen reported $10.7 billion in total assets, $4.8 billion in gross reserves, $3.4 billion in total shareholders’ equity and $2.9 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” (“Strong”) by Standard & Poor’s Financial Services, an “A” (“Excellent”) by A.M. Best Company Inc. and an “A2” (“Good”) by Moody’s Investor Service, Inc.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995
This press release contains "forward-looking" statements regarding future results and events, including, without limitation, statements regarding its personnel and achievement of Aspen’s strategies. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target” and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this press release, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission on February 23, 2015. Aspen undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Please visit www.aspen.co or contact:

Investors
Kerry Calaiaro, Senior Vice President, Investor Relations, Aspen
Kerry.Calaiaro@aspen.co
+1 (646) 502 1076

Kathleen de Guzman, Vice President, Investor Relations, Aspen
kathleen.deguzman@aspen.co
+1 (646) 289 4912

Media
Steve Colton, Head of Communications, Aspen
Steve.Colton@aspen.co
+44 20 7184 8337

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